Exhibit 99.2

FOR IMMEDIATE RELEASE

Newtek Business Services, Inc. to Appear Before Nasdaq
Panel June 1, 2006

NEW YORK, May 24, 2006 /PRNewswire-FirstCall/ -- Newtek Business Services, Inc. (Nasdaq: NKBS) www.newtekbusinessservices.com, a provider of business services and financial products to the small to medium-sized business market, was notified on May 17, 2006 by the Nasdaq Listing Qualifications Department (the “Staff”) that, due to not filing its Quarterly Report on Form 10-Q for the period ended March 31, 2006, Newtek was not in compliance with requirements under Nasdaq Marketplace Rule 4310(c)(14) and its common shares, therefore, were subject to delisting from the Nasdaq Stock Market. Nasdaq Marketplace Rule 4310(c)(14) requires that issuers are current in their public filings. Newtek had voluntarily filed with the Nasdaq Stock Market a notice indicating that it would not file this report in a timely manner. This is due in part to the staffing shortages the company has recently experienced and the replacement of the company’s auditors with the firm of J.H. Cohn, LLP on May 16, 2006. The company anticipates filing this report on or before July 14th after the new auditors have done the necessary work to clear the financial reports in the filing.

Newtek has previously filed for an appeal of the Staff determination before a Nasdaq Listing Qualifications Panel (the “Panel”) in accordance with Nasdaq Marketplace Rule 4820(a) in connection with the non-timely Form 10-K and that appeal will encompass this matter as well. The hearing has been set by the Panel for June 1, 2006 in Washington, D.C. Pursuant to the same Nasdaq Marketplace Rule 4820(a), the scheduling of the hearing has delayed the scheduled delisting of the company’s securities pending the Panel’s determination. There can be no assurance that the Panel will grant the company’s request for continued listing. However, to the best of the Company’s knowledge and other than the filing of the company’s Annual Report on Form 10-K on May 11, 2006, there are no other deficiencies, qualitative or quantitative, that would prevent Newtek’s securities from continued listing on the Nasdaq Stock Market.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor of business services and financial products to the small to medium-sized business market. According to the SBA, there are over 23 million small businesses in the United States which in total represent 99.7% of all employers, generate 60 - 80 percent of all new jobs annually and generate more than 50% of non-farm GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 60,000 customers with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

Exhibit 99.2

•	Newtek Small Business Finance: U.S. government-guaranteed small business lending services;
•	Newtek Merchant Solutions: electronic merchant payment processing solutions;
•	Newtek Insurance Agency: commercial and personal insurance;
•	Newtek Web Hosting: domain registration, hosting, web design and development;
•	Newtek Data Storage Services: data backup, archival and retrieval services;
•	Newtek Financial Information Systems: outsourced digital bookkeeping; and
•	Newtek Tax Services: tax filing, preparation and advisory services.

The statements in this release may contain forward looking statements relating to such matters as anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward looking statements. In order to comply with the terms of the safe harbor, Newtek Business Services, Inc. notes that a variety of factors could cause its actual results to differ materially from the anticipated results expressed in the Company's forward looking statements such as intensified competition and/or operating problems and their impact on revenues and profit margins or additional factors as described in Newtek Business Services’ 2005 annual report on Form 10-K.

Contacts:
Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com